As filed with the Securities and Exchange Commission on June 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DORAL FINANCIAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PUERTO RICO	66-0312162
(STATE OR OTHER JURISDICTION	(I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

1451 FRANKLIN D. ROOSEVELT AVENUE
SAN JUAN, PUERTO RICO 00920
(787) 474-6700
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SALOMON LEVIS
CHIEF EXECUTIVE OFFICER
DORAL FINANCIAL CORPORATION
1451 FRANKLIN D. ROOSEVELT AVENUE
SAN JUAN, PUERTO RICO 00920
(787) 474-1111
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES TO:

IGNACIO ALVAREZ	DONALD C. WALKOVIK
EDUARDO J. ARIAS	SULLIVAN & CROMWELL LLP
PIETRANTONI MENDEZ & ALVAREZ LLP	125 BROAD STREET
BANCO POPULAR CENTER, 19TH FLOOR	NEW YORK, NEW YORK 10004
209 MUNOZ RIVERA AVENUE SAN JUAN, PUERTO RICO 00918

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☒ 333-72740

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS		PROPOSED MAXIMUM	PROPOSED MAXIMUM
OF SECURITIES TO	AMOUNT TO BE	AGGREGATE OFFERING	AGGREGATE	AMOUNT OF
BE REGISTERED	REGISTERED	PRICE PER UNIT(1)	OFFERING PRICE(1)	REGISTRATION FEE
Debt Securities	$18,500,000	100%	$18,500,000	$2,343.95

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

INCORPORATION OF EARLIER REGISTRATION
STATEMENT BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-3 (Registration No. 333-72740), which was declared effective by the Securities and Exchange Commission on November 13, 2001 ( the “Prior Registration Statement”).

     This Registration Statement is being filed for the sole purpose of increasing the amount of the Registrant’s debt securities registered under the Securities Act of 1933, as amended, pursuant to the Prior Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on the 2nd day of June, 2004.

DORAL FINANCIAL CORPORATION
By:	/s/ Salomón Levis
Salomón Levis
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 2, 2004 by the following persons in the capacities indicated:

SIGNATURE	TITLE
/s/ Salomón Levis Salomón Levis	Chairman of the Board and Chief Executive Officer
* Zoila Levis	Director
* Richard F. Bonini	Director and Secretary
* Edgar M. Cullman, Jr.	Director
* John L. Ernst	Director
* Harold D. Vicente	Director
* Efraim Kier	Director
/s/ Ricardo Meléndez Ricardo Meléndez	Executive Vice President and Chief Financial Officer

*/s/ Salomón Levis
Salomón Levis,
as attorney-in-fact for each of the persons indicated

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INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION OF DOCUMENT
5	-	Opinion of Pietrantoni Mendez & Alvarez LLP.
8	-	Opinion of Pietrantoni Mendez & Alvarez LLP regarding tax matters.
23.1	-	Consent of PricewaterhouseCoopers LLP.
23.2	-	Consent of Pietrantoni Mendez & Alvarez LLP (included as part of Exhibit 5 above).
24.1	-	Power of Attorney (included as part of registration statement 333-72740 and incorporated herein by reference).

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